UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

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☐	Revised Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Digital World Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO THE PROXY STATEMENT OF DIGITAL WORLD ACQUISITION CORP.

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 5, 2023

On July 17, 2023, Digital World Acquisition Corp. (“DWAC,” “we,” “us,” “our,” and the “Company”) filed a definitive proxy statement (the “Proxy Statement”) and the related proxy card (the “Proxy Card”) relating to the Company’s Special Meeting of Stockholders to be held on August 17, 2023, at 10:00 AM EST via live webcast by visiting https://www.virtualshareholdermeeting.com/DWAC2023SM (the “Special Meeting”). The Special Meeting was subsequently postponed until September 5, 2023, at 10:00 a.m., Eastern Time. The Company’s stockholders are entitled to request that the Company redeem all or a portion of their shares for cash in connection with the Special Meeting until 5:00 p.m., Eastern Time, on August 31, 2023 (two business days prior to the Special Meeting).

The Company is supplementing the Proxy Statement to amend the voting standard applicable to the Extension Amendment Proposal, as defined therein, to reflect that the required vote to effect the Extension is the affirmative vote of the holders of 65% of the then issued and outstanding shares of the Company’s Class A common stock and Class B common stock, voting together as a single class. The voting standard, as amended, is both consistent with the plain language of the Company’s certificate of incorporation and market practice for an extension vote governed by similar charter language under Delaware General Corporation Law.

The Proxy Statement is hereby amended and supplemented as follows:

•	The following text replaces, in its entirety, the fifteenth paragraph on the third and fourth pages following the cover page to the Proxy Statement:

“Subject to the foregoing, the approval of the Extension Amendment Proposal requires the affirmative vote of the holders of 65% of the then issued and outstanding shares of Class A common stock and Class B common stock, voting together as a single class.”

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The following text replaces, in its entirety, the answer to the question “What vote is required to adopt the proposals?” under the heading “Questions and Answers About the Special Meeting” on page 5 of the Proxy Statement:

“Subject to the foregoing, the approval of the Extension Amendment Proposal requires the affirmative vote of the holders of 65% of the then issued and outstanding shares of Class A common stock and Class B common stock, voting together as a single class.

The affirmative vote of a majority of the shares of common stock present or represented by proxy at the Special Meeting is required to approve the Adjournment Proposal.”

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The following text replaces, in its entirety, the fourth paragraph of the answer to the question “If the Extension Amendment Proposal is approved, what happens next?” under the heading “Questions and Answers About the Special Meeting” on page 7 of the Proxy Statement:

“Upon approval of the Extension Amendment Proposal by the holders of 65% of the then issued and outstanding shares of Class A common stock and Class B common stock, voting together as a single class, we will file an amendment to the charter with the Secretary of State of the State of Delaware in the form set forth in Annex A hereto. We will remain a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and our units, Class A common stock and public warrants will remain publicly traded.”

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The following text replaces, in its entirety, the first paragraph of the answer to the question “How are votes counted?” under the heading “Questions and Answers About the Special Meeting” on pages 8 and 9 of the Proxy Statement:

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “FOR”, “AGAINST” and “WITHHOLD” votes, abstentions and broker non-votes for each proposal. The Extension Amendment Proposal must be approved by the affirmative vote of the holders of 65% of the then issued and outstanding shares of Class A common stock and Class B common stock, voting together as a single class. Accordingly, a Company stockholder’s failure to vote by proxy or to vote online at the Special Meeting or an abstention with respect to the Extension Amendment Proposal will have the same effect as a vote “AGAINST” such proposal.

•	The following text replaces, in its entirety, the fourth paragraph of the section “Overview” under the heading “The Special Meeting” on page 41 of the Proxy Statement:

Votes Required. Approval of the Extension Amendment Proposal will require the affirmative vote of the holders of 65% of the then issued and outstanding shares of Class A common stock and Class B common stock, voting together as a single class. If you do not vote or if you abstain from voting on a proposal, your action will have the same effect as an “AGAINST” vote. Broker non-votes will have the same effect as “AGAINST” votes.

•	The following text replaces the first sentence of the first paragraph of the section “Required Vote” under the heading “The Special Meeting” on page 42 of the Proxy Statement:

The affirmative vote of the holders of 65% of the then issued and outstanding shares of Class A common stock and Class B common stock, voting together as a single class, is required to approve the Extension Amendment Proposal.

•	The following text replaces, in its entirety, the third numeral under “Annex A” on page A-1 of the Proxy Statement:

3. This Second Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the affirmative vote of the holders of 65% of the then issued and outstanding shares of Class A common stock and Class B common stock, voting together as a single class, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”).

Except as described above or as supplemented by the current report on Form 8-K filed August 16, 2023, this supplement to the Proxy Statement does not modify, amend, supplement, or otherwise affect the Proxy Statement or the Proxy Card and they continue to be in full force and effect and the Board of Directors continues to seek the vote of Company stockholders to be voted on at the Special Meeting as recommended in the Proxy Statement, as supplemented. This supplement to the Proxy Statement does not provide all of the information that is important to your voting decisions at the Special Meeting, and the Proxy Statement contains other important additional information. This supplement to the Proxy Statement should be read in conjunction with the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote. If you would like to change or revoke your prior vote, please refer to page 1 in the Proxy Statement for instructions on how to do so.

This supplement to the Proxy Statement does not change the proposals to be acted upon at the Special Meeting, which are described in the Proxy Statement. As a stockholder, your vote is very important, and the Board encourages you to exercise your right to vote whether or not you plan to attend the Special Meeting. If you have already voted by Internet, telephone or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone or mail) will remain valid and will be voted at the Special Meeting unless revoked.

August 24, 2023